EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in registration statement nos. 333-26047, 333-17025 and 333-17027 of Eagle Pacific Industries, Inc. on Form S-8 of our report dated March 9, 1999, appearing in this Annual Report on Form 10-K of Eagle Pacific Industries, Inc. for the year ended December 31, 1999.



         /s/  Deloitte & Touche LLP
          Deloitte & Touche LLP




Minneapolis, Minnesota
March 8, 2000